    Exhibit 10.2
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is dated as of November 11, 2024, and is between HealthEquity, Inc., a Delaware corporation (the “Company”), and Scott R. Cutler (“Indemnitee”).
RECITALS
A.    Individuals are reluctant to serve as directors, officers or executives of corporations or in certain other capacities unless they are provided with adequate protection through insurance and indemnification against the risks of claims and actions against them arising out of such service.
B.    Indemnitee’s service to the Company provides or will provide substantial benefits to the Company.
C.    Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve or continue to serve as a director or officer without additional protection.
D.    In order to induce Indemnitee to serve or to continue to serve as a director or officer or executive of the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law.
E.    This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation and bylaws, and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.
The parties therefore agree as follows:
1.Definitions.
(a)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement; provided, however, that no Person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as director or officer of the Company.
(b)A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of, any securities that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, Beneficially Owns (as determined pursuant to Rule 13d-3 of the Rules under the Exchange Act, as in effect on the date of this Agreement). Notwithstanding the foregoing, no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting.

(c) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, provided that a Change of Control shall be deemed to have occurred if subsequent to such reduction such Person becomes the Beneficial Owner, directly or indirectly, of any additional securities of the Company conferring upon such Person any additional voting power of at least 1% of the combined voting power of the Company’s then outstanding securities;
(ii)Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(c)(i), 2(c)(iii) or 2(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
(iii)Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity;
(iv)Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer by the Company, in one or a series of related transactions, of all or substantially all of the Company’s assets; and
(v)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement;
provided, that in no event shall a Change in Control shall be deemed to occur (i) as a result of a Holding Company Reorganization or (ii) if Indemnitee is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, as in effect on the date of this Agreement, that consummates what would otherwise be a Change in Control.
(d)“Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.
(e)“DGCL” means the General Corporation Law of the State of Delaware.
(f)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g)“Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.
(h)“Expenses” include all attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12 of this Agreement, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the certificate of incorporation or by-laws or under any directors’ and officers’ liability insurance policies maintained by the Company. For the purpose of indemnification hereunder, the term “Expenses” shall not include amounts paid in settlement by Indemnitee or the amount of judgments, penalties or fines against Indemnitee, in each case, in connection with any derivative actions, except to the extent determined by the Delaware Court of Chancery as provided in Section 3 of this Agreement.
(i)“Holding Company Reorganization” means any reorganization, merger, consolidation or other transaction which would result in the voting securities of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or successor entity) more than 50% of the combined voting power of the voting securities of the surviving or successor entity outstanding immediately after such reorganization, merger, consolidation or other transaction and with the power to elect at least a majority of the board of directors or other governing body of such surviving or successor entity.
(j)“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company, any subsidiary of the Company, or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above.
(k)“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, investigative, regulatory or investigative nature, and whether formal or informal, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or (iii) the fact that he or she is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.
(l)Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
2.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery shall deem proper.
4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee, by reason of his or her Corporate Status, is a party to or a participant in any Proceeding and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith, and, to the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by

Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Nothing in this Section 4 limits the Indemnitee’s right under Section 2, Section 3 or any other Section of this Agreement, to indemnification to the fullest extent permitted by applicable law.
5.Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is or was made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
6.Additional Indemnification.
(a)Notwithstanding any limitation in Sections 2, 3 or 4 of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee, by reason of his or her Corporate Status, is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.
(b)For purposes of Section 6(a) above, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
(i)the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and
(ii)the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
7.Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):
(a)for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid, and except as may otherwise be agreed between the Company, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other hand;
(b)for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); provided that the Company shall advance Expenses in connection with Indemnitee’s defense of a claim under Section 16(b), which advances shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such Expenses.

(c)for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Rule 10D of the Exchange Act or Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(d)initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(b) of this Agreement or (iv) otherwise required by applicable law; provided, however, that this Section 7(d) shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee; or
(e)if prohibited by applicable law.
8.Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding in which Indemnitee is, or is threatened to be made, a party to or a participant in by reason of Indemnitee’s Corporate Status, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 20 days, after the receipt by the Company of a written statement or statements from Indemnitee requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses or otherwise reasonably evidence the Expenses incurred by Indemnitee, but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding referenced in Section 7(b) or 7(c) of this Agreement prior to a determination that Indemnitee is not entitled to be indemnified by the Company.
9.Procedures for Notification and Defense of Claim.
(a)Indemnitee shall notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment or other document relating to any Proceeding or any matter which may be subject to indemnification covered hereunder with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company.

(b)If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(c)In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations, (iv) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding, or (v) a Change in Control shall have occurred. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.
(d)Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate, and the Company shall likewise give Indemnitee such information and cooperation in connection with the Proceeding as may be reasonably appropriate.
(e)The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company’s prior written consent, which shall not be unreasonably withheld.
10.Procedures upon Application for Indemnification.
(a)To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, promptly after receipt of such a request for indemnification, advise the board of directors that Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (x) if a Change in Control shall have occurred and indemnification is being requested by Indemnitee hereunder in his or her capacity as a director of the Company, by Independent Counsel in a written opinion to the Board; or (y) in any other case, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Company’s board of directors, by the stockholders of the Company. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Section 10(b), the Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee; provided that, if a Change in Control shall have occurred and indemnification is being requested by Indemnitee hereunder in his or her capacity as a director of the Company, the Independent Counsel shall be selected by Indemnitee. Upon either (i) failure of the board of directors to select Independent Counsel, or upon the failure of Indemnitee to so approve, if a Change in Control shall not have occurred, or (ii) if a Change in Control shall have occurred and indemnification is being requested by Indemnitee hereunder in his or her capacity as a director of the Company, upon the failure of Indemnitee to select Independent Counsel, such Independent Counsel shall be selected by the Court of Chancery of the State of Delaware or such other person or body as the Indemnitee and the Company may agree in writing. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably pro-rate such part of indemnification among such claims, issues or matters. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee and the Company shall each cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee or the Company, as the case may be, and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the fullest extent permitted by applicable law.
11.Presumptions and Effect of Certain Proceedings.
(a)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(b)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 11(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c)Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
(d)Indemnitee and the Company shall each cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee or the Company, as the case may be, and reasonably necessary to such determination. Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(e)The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
12.Remedies of Indemnitee.
(a)Subject to Section 12(d) below, in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 or 12(b) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 60 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 and 12(b) of this Agreement, within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of his or her entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication in accordance with this Agreement.
(b)Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, shall be a defense to an action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In connection with any determination (including a determination by the Court of Chancery of the State of Delaware) with respect to entitlement to indemnification hereunder, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and any decision that Indemnitee is not entitled to indemnification or advancement of Expenses must be supported by clear and convincing evidence.
(c)To the fullest extent permissible under applicable law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 30 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8 of this Agreement.
(d)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.
13.Contribution.
(a)To the fullest extent permissible under applicable law, whether or not the indemnification provided in this Agreement is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)To the fullest extent permissible under applicable law, without diminishing or impairing the obligations of the Company set forth in Section 13(a) above, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines, liabilities and amounts paid in settlement actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, liabilities or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claim of contribution brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.
14.Non-exclusivity; Additional Indemnification Rights.
(a)The rights of indemnification and contribution and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s certificate of incorporation or bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Company’s certificate of incorporation and bylaws (as now or hereafter in effect) and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 7(e).
(b)Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or Indemnitee’s agents.

15.Primary Responsibility. The Company acknowledges that Indemnitee may have certain rights to indemnification and advancement of expenses provided by the fund and/or certain affiliates thereof with whom Indemnitee may be affiliated (collectively, the “Secondary Indemnitors”). The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation or bylaws, any insurance policy or this Agreement and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. The Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 15. In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Company’s certificate of incorporation or bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 15.
16.No Duplication of Payments. Subject to the provisions of Section 15 of this Agreement, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.
17.Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position. For clarity, an Indemnitee’s rights to indemnification hereunder are not limited by virtue of the fact that the Company maintains a liability insurance policy or policies for the benefit of Indemnitee. Upon request of Indemnitee, the Company shall also promptly provide to Indemnitee: (i) copies of all of the Company’s potentially applicable directors’ and officers’ liability insurance policies, (ii) copies of such notices delivered to the applicable insurers and (iii) copies of all subsequent communications and correspondence between the Company and such insurers regarding the Proceeding. Indemnitee agrees to reasonably assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel if required. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the Company’s efforts to cause the insurers to pay such amounts under insurance shall be borne by the Company.
18.Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
19.Services to the Company. Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee may be discharged as provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the Company, the Company’s certificate of incorporation or bylaws or the DGCL. No such document shall be subject to any oral modification thereof.
20.Duration. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.
21.Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
22.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
23.Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

24.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation and bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
25.Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement or any change in law shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal or change in law. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor, unless otherwise expressly stated, shall any waiver constitute a continuing waiver. Unless otherwise expressly stated, no supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such supplement, modification or amendment.
26.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or
(b)if to the Company, to the attention of the Chief Financial Officer of the Company and a copy to the General Counsel of the Company at 15 W. Scenic Point Dr., Suite 100, Draper, UT 84020, or at such other current address as the Company shall have designated in writing to the Indemnitee, with a copy (which shall not constitute notice) to Matthew Haddad, Willkie Farr & Gallagher LLP, 787 Seventh Ave., New York, NY 10019.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
27.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, Registered Agent Solutions, Inc., Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.
28.Monetary Damages Insufficient/Specific Enforcement. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.
29.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Counterparts may also be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
30.Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
(signature page follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.
COMPANY
HEALTHEQUITY, INC.

/s/ Delano Ladd
(Signature)
Delano Ladd
(Print name)
EVP and General Counsel
(Title)

INDEMNITEE

/s/ Scott R. Cutler
(Signature)
Scott R. Cutler
(Print name)

[Signature Page to Employment Agreement]